UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report: May 27, 2009
Date of earliest event reported: May 20, 2009
ALLIS-CHALMERS ENERGY INC.
(Exact name of registrant as specified in its charter)

Delaware	001-02199	39-0126090

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5075 Westheimer, Suite 890 Houston, Texas	77056

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (713) 369-0550
Not applicable
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
On May 20, 2009, Allis-Chalmers Energy Inc. (the “Company”) announced an issuance to its stockholders of non-transferable rights to purchase an aggregate of approximately 35.7 million shares of its common stock at a subscription price of $2.50 per share. In connection with this rights offering, the Company entered into an Investment Agreement, dated May 20, 2009 (the “Investment Agreement”) with Lime Rock Partners V, L.P. (“Lime Rock”), the material terms of which are summarized below. The Company also announced tender offers for its 9.0% Senior Notes due 2014 and 8.5% Senior Notes due 2017. Pursuant to the Investment Agreement, the Company agreed to apply the proceeds from the rights offering and the transactions pursuant to the Investment Agreement to the reduction of outstanding indebtedness of the Company, including through the purchase of notes pursuant to the tender offers. There is no material relationship between the Company and Lime Rock other than in respect of the Investment Agreement.
Pursuant to the Investment Agreement, Lime Rock could acquire up to 45% of the Company’s outstanding common stock on a pro forma basis, as adjusted for the rights offering, the Backstop Commitment (as defined below) and Lime Rock’s purchase of Preferred Stock (as defined below) (counting the Preferred Stock on an as converted basis). However, pursuant to the terms of the Certificate of Designations (as defined below), Lime Rock’s total voting power will not exceed 35% of the total voting power of the Company’s stockholders so long as the Preferred Stock is outstanding. In addition, prior to the earlier of three years from the closing date and the date that the transfer restrictions described below under “The Investment Agreement—Standstill; Transfer Restrictions” expire, the Preferred Stock is not convertible into shares that, taken together with Lime Rock’s other shares, would entitle Lime Rock’s total voting power to exceed 35% of the total voting power of all shares.
In addition, on May 20, 2009, the Company entered into a Fourth Amendment to its Second Amended and Restated Credit Agreement. Please see “The Credit Facility Amendment” below.
The Investment Agreement
The Backstop Commitment
Pursuant to the Investment Agreement, Lime Rock has agreed to backstop the rights offering (the “Backstop Commitment”) by purchasing from the Company, at the subscription price, any shares not purchased by the Company’s existing stockholders (after giving effect to any oversubscriptions), up to the number of shares of common stock that will constitute approximately 34.1% of the Company’s common stock outstanding following the closing of the rights offering and the Backstop Commitment. The Backstop Commitment is subject to certain terms and conditions. Please see “—Closing Conditions” below.
The Preferred Stock Purchase Commitment
Pursuant to the Investment Agreement, Lime Rock has also agreed to purchase from the Company (the “Preferred Stock Purchase Commitment”), at a price of $1000.00 per share, shares of newly issued 7% Convertible Perpetual Preferred Stock (the “Preferred Stock”). The Preferred Stock will be convertible into 19.9% of the Company’s common stock outstanding following the closing of the rights offering and the Backstop Commitment, at an initial conversion price of $2.56 per share, subject to anti-dilution adjustments. The Preferred Stock Purchase commitment is subject to certain terms and conditions. Please see “—Closing Conditions” below.
For a summary of the terms of the Preferred Stock, please see “The Preferred Stock” below.

Governance Arrangements
Pursuant to the Investment Agreement, from the closing of the Backstop Commitment until the date on which Lime Rock and its affiliates cease to beneficially own 10% or more of the Company’s common stock (counting the Preferred Stock on an as converted basis), Lime Rock will be entitled to nominate up to four people (each subject to review and approval of the Company’s nominating and corporate governance committee) to serve on the Company’s board of directors as follows:
•	for so long as Lime Rock and its affiliates own 40.0% or more of the Company’s common stock (counting the Preferred Stock on an as converted basis), Lime Rock will have the right to nominate four people to serve on the Company’s board of directors;
•	for so long as Lime Rock and its affiliates own at least 30.0% but less than 40.0% of the Company’s common stock (counting the Preferred Stock on an as converted basis), Lime Rock will have the right to nominate three people to serve on the Company’s board of directors;
•	for so long as Lime Rock and its affiliates own at least 20.0% but less than 30.0% of the Company’s common stock (counting the Preferred Stock on an as converted basis), Lime Rock will have the right to nominate two people to serve on the Company’s board of directors; and
•	for so long as Lime Rock and its affiliates own at least 10.0% but less than 20.0% of the Company’s common stock (counting the Preferred Stock on an as converted basis), Lime Rock will have the right to nominate one person to serve on the Company’s board of directors.
If Lime Rock purchases the maximum percentage of the Company’s common stock through the Backstop Commitment and completes its Preferred Stock Purchase Commitment, the Company will be obligated (subject to the reasonable approval of the Company’s nominating and corporate governance committee) to appoint four Lime Rock designees to the Company’s board of directors at or prior to the closing of these two transactions.
The Company has agreed to recommend that the Company’s stockholders vote in favor of the slate of directors designated by the Company’s nominating and corporate governance committee (which will include the Lime Rock nominees).
If, for any reason, a person nominated by Lime Rock to serve on the Company’s board of directors is not elected to the Company’s board of directors, the Company will exercise all authority under applicable law to cause such person to be elected to the Company’s board of directors. If, at any time, a Lime Rock director resigns or is removed from the Company’s board of directors, a new director will be designated by Lime Rock and appointed by the Company’s board of directors, subject to the reasonable approval of the Company’s nominating and corporate governance committee. Lime Rock has agreed with the Company that if, at any time, the number of people it is entitled to nominate to serve on the Company’s board of directors decreases based on its ownership of common stock as described above, it will cause sufficient Lime Rock directors to resign so that the number of Lime Rock directors serving on the Company’s board of directors after such resignations equals the number of directors it would have been entitled to nominate had an election of directors taken place at such time, unless Lime Rock advises the Company of its intention to purchase, and actually purchases, shares of the Company’s common stock sufficient to maintain its nomination rights within 90 days.

For as long as Lime Rock is entitled to nominate at least one person to serve on the Company’s board of directors, one member of each of the Company’s audit committee and compensation committee will be a Lime Rock director, provided that such Lime Rock director satisfies applicable New York Stock Exchange and Securities and Exchange Commission independence criteria. In addition, the Company has agreed to cause the Company’s board of directors to create and maintain, for as long as Lime Rock is entitled to nominate at least one person to serve on the Company’s board of directors, a finance committee consisting of five members. Two of these members will be Lime Rock directors for as long as Lime Rock is entitled to nominate two or more people to serve on the Company’s board of directors. If Lime Rock is entitled to nominate only one person to serve on the Company’s board of directors, then that one person will be entitled to be a member of the finance committee. The other members of the finance committee will be non-Lime Rock directors. The finance committee will review and consider, and make non-binding recommendations to the Company’s board of directors regarding: (1) acquisitions of assets or voting securities for consideration in excess of $20,000,000; (2) mergers or change of control transactions; (3) the Company’s liquidation, dissolution or reorganization; (4) the sale or other disposition of all or substantially all of the Company’s assets; (5) offerings or sales of voting equity securities for cash in an aggregate amount in excess of $20,000,000, other than issuances of securities upon conversion of convertible securities then outstanding or pursuant to option and other incentive compensation plans; and (6) material capital expenditures in excess of the Company’s capital expenditure budget.
Pursuant to the Investment Agreement, the Company has renounced any interest or expectancy in any business opportunity, transaction or other matter in which Lime Rock, its affiliates and portfolio companies and directors nominated by Lime Rock participate or desire or seek to participate, other than opportunities, transactions and other matters presented to directors in their capacity as directors of the Company or identified through disclosure of information by or on behalf of the Company.
Lime Rock and its affiliates have agreed not to solicit or participate in any solicitation of proxies from the Company’s stockholders and have agreed not to grant any irrevocable proxies, in each case in connection with any vote for the Company’s directors.
For purposes of the matters described under “— Governance” and “— Standstill; Transfer Restrictions,” the phrase “Lime Rock and its affiliates” means Lime Rock and those affiliates of Lime Rock who are deemed to beneficially own the common stock or Preferred Stock beneficially owned by Lime Rock, and any person with whom Lime Rock or any such affiliates would constitute a “group” within the meaning of Section 13(d) of the Securities Exchange Act of 1934 with respect to the Company’s common stock or the Preferred Stock.
Standstill; Transfer Restrictions
The Investment Agreement provides that until the earliest of:
•	the date on which Lime Rock and its affiliates cease to beneficially own 10% or more of the Company’s common stock (counting the Preferred Stock on an as converted basis);
•	the date on which the Company’s common stock ceases to be registered under Section 12 of the Exchange Act;
•	the third anniversary of the closing of the Preferred Stock Purchase Commitment, or if such closing does not occur, the closing of the Backstop Commitment;

•	the termination of the rights offering without the sale of any securities pursuant to the Backstop Commitment or Preferred Stock Purchase Commitment;
•	the termination of the Investment Agreement;
•	a proposal relating to a merger or change of control transaction with respect to the Company is made by any person other than Lime Rock and its affiliates, and is accepted by the Company’s board of directors, and Lime Rock and its affiliates grant a proxy to the Company’s representatives authorizing such representatives to vote all of the shares held by Lime Rock and its affiliates in favor of such transaction; or
•	the announcement by the Company of a “going private” transaction in which Lime Rock agrees in writing to participate,
Lime Rock and its affiliates may not purchase or otherwise acquire or agree or offer to acquire additional shares, or rights or options to acquire additional shares, of the Company’s voting stock, except:
•	through the Backstop Commitment and Preferred Stock Purchase Commitment (including any shares of the Company’s common stock issued upon conversion of the Preferred Stock);
•	in order to prevent a dilution of their ownership as a result of an issuance of common stock by the Company (or in order to restore their ownership percentage following such a dilution);
•	acquisitions of voting stock so long as the voting stock acquired, when aggregated with all the other voting stock held by Lime Rock and its affiliates, does not constitute more than 35% of the Company’s total voting power or more than 45% of the Company’s outstanding common stock (counting the Preferred Stock on an as converted basis);
•	issuances of voting stock to Lime Rock or its affiliates that are approved by the Company’s board of directors; and
•	issuances of voting stock as dividends or distributions with respect to, or upon conversion, exchange or exercise of, securities which Lime Rock and its affiliates are permitted to own under the Investment Agreement.
For the same period, Lime Rock and its affiliates have agreed not to sell or otherwise transfer any of the Company’s voting stock (including the Preferred Stock) except:
•	to another affiliate;
•	in an underwritten registered offering;
•	to persons that will not own, after such transfer, 10% or more of the Company’s voting stock;
•	pursuant to Rule 144 under the Securities Act of 1933;

•	pursuant to any tender offer by the Company, or any tender offer by a third party (unless the Company’s board has recommended that the Company’s stockholders not accept such tender offer); and
•	in connection with mergers or consolidations in which the Company’s voting stock is exchanged for cash, securities, other property or a combination thereof.
The foregoing restrictions shall not prohibit Lime Rock or its affiliates from making an acquisition proposal directly to the Company’s board of directors, provided that, among other things, (1) if the Company’s board of directors determines to commence a process with respect to a potential acquisition proposal, the Company will permit Lime Rock and its affiliates to participate in such process and (2) if pursuant to actions taken by the Company’s board of directors following receipt of the Lime Rock proposal, the Company’s board of directors determines to accept and recommend an alternative proposal that it believes is superior, Lime Rock and its affiliates will vote their shares with respect to such alternative proposal in the same proportion as all other shares are voted on such proposal.
Registration Rights
The Company has agreed to enter into a registration rights agreement at the closing of the Backstop Commitment or, if such closing does not occur, the closing of the Preferred Stock Commitment to provide certain customary registration rights to Lime Rock in connection with the shares of common stock it acquires under the Backstop Commitment and upon conversion of the Preferred Stock. The Company’s obligations to register Lime Rock’s shares of common stock pursuant to the registration rights agreement, however, do not become effective until one year from the date of the registration rights agreement.
Representations, Warranties and Covenants
The Investment Agreement contains customary representations, warranties and covenants. Investors are cautioned that the representations, warranties and covenants included in the Investment Agreement were made by the Company and Lime Rock to each other. These representations, warranties and covenants were made as of specific dates and only for purposes of the Investment Agreement and are subject to important exceptions and limitations, including a contractual standard of materiality different from that generally relevant to investors. In addition, the representations and warranties may have been included in the Investment Agreement for the purpose of allocating risk between the Company and Lime Rock, rather than to establish matters as facts.
The Investment Agreement is described in this Current Report on Form 8-K and attached as Exhibit 4.1 hereto only to provide you with information regarding certain material terms and conditions, and, except for its status as a contractual document that establishes and governs the legal relationship among the parties thereto, not to provide any other factual information regarding the Company, Lime Rock, their respective businesses or the actual conduct of their respective businesses during the period prior to the consummation of transactions contemplated thereby. Investors are not third-party beneficiaries under the Investment Agreement and should not rely on the representations and warranties in the Investment Agreement as characterizations of the actual state of facts about the Company, Lime Rock or any other person. Furthermore, investors should not rely on the covenants in the Investment Agreement as actual limitations on the business of the Company, because the Company may take certain actions that are consented to by Lime Rock, which consent may be given without notice to the public.

Closing Conditions
The closing of the transactions contemplated by the Investment Agreement is subject to satisfaction or waiver of customary conditions, including compliance with covenants and the accuracy of representations and warranties provided in the Investment Agreement, consummation of the rights offering and the receipt of all requisite approvals and authorizations pursuant to, and the making of all filings with and notifications to the applicable governmental authority under, the Hart-Scott-Rodino Antitrust Improvements Act of 1976 and expiration or termination of any applicable waiting period under such act.
In addition, the obligations of Lime Rock to proceed with the Backstop Commitment and Preferred Stock Purchase Commitment are subject to the satisfaction of additional conditions, including that (1) the Company’s existing stockholders purchase at least 25% of the shares of the Company’s common stock offered pursuant to the rights offering and (2) at least $100 million in aggregate principal amount of the Company’s 9.0% senior notes due 2014 and 8.5% senior notes due 2017 be validly tendered (and not withdrawn) pursuant to the Company’s concurrent tender offers at an average price not to exceed $650.00 per $1,000.00 of principal amount.
Termination
The Investment Agreement may be terminated at any time prior to the closing of the Backstop Commitment or the Preferred Stock Purchase Commitment in certain circumstances, including:
•	by either party following the termination of the rights offering;
•	by either party if the closing of neither the Backstop Commitment nor Preferred Stock Purchase Commitment occurs by August 15, 2009, provided that a party whose failure to fulfill any obligation under the Investment Agreement was the cause of the delay may not terminate pursuant to this provision;
•	by either party if any governmental entity shall have taken action prohibiting any of the contemplated transactions;
•	by either party if the other party is in breach of, or has failed to comply with, any of its representations, warranties or covenants, and such breach or failure to comply has not been cured within 30 days of receipt of notice thereof; or
•	by either party if a material adverse effect has occurred with respect to the other party, and such material adverse effect is not curable, or has not been cured within 30 days of receipt of notice thereof.
The Company is required to pay Lime Rock a termination fee of $1.5 million if the Investment Agreement is terminated (1) by either party following the termination of the rights offering, (2) by Lime Rock pursuant to the second bullet point in the immediately preceding paragraph at a time when the Company would not be permitted to terminate the agreement pursuant to that provision or (3) by Lime Rock pursuant to the fourth bullet point in the immediately preceding paragraph, provided that within six months of the date of the Investment Agreement the Company announces, enters into or completes a backstopped rights offering that yields (or is expected to yield) gross proceeds of at least $25 million.
Expenses
The Company has agreed to reimburse Lime Rock for all reasonable and actual out-of-pocket expenses it incurs in connection with the Investment Agreement and the transactions contemplated thereby, up to a maximum amount of $400,000, if neither the Backstop Commitment nor the Preferred Stock Purchase Commitment closes.

Funding Fee
The Company has agreed to pay Lime Rock a funding fee equal to 1.25% of the aggregate purchase price of the Preferred Stock upon the closing of the Preferred Stock Purchase Commitment.
Indemnification
The Company has agreed to indemnify Lime Rock and its affiliates and each of their respective officers, directors, partners, employees, agents and representatives for losses arising out of or relating to (1) any material misstatement or omission in the prospectus supplement relating to the rights offering and the registration statement of which it is a part (other than with respect to statements made in reliance on information provided to the Company in writing by Lime Rock for use therein) and (2) claims, suits or proceedings challenging the authorization, execution, delivery, performance or termination of the rights offering, the Investment Agreement or certain related documents, or any of the transactions contemplated thereby (other than losses attributable to the acts, errors or omissions of Lime Rock in violation of the Investment Agreement).
The foregoing description of the Investment Agreement does not purport to be complete and is qualified in its entirety by reference to the Investment Agreement, which is filed as Exhibit 4.1 hereto, and is incorporated herein by reference. The Investment Agreement provides further information regarding the terms of Lime Rock’s investment in the Company.
The Preferred Stock
General
Under the Company’s amended and restated certificate of incorporation, the Company’s board of directors is authorized, without further stockholder action, to issue up to 25,000,000 shares of preferred stock, par value $0.01 per share, in one or more series and with such designations, powers, preferences and rights, and qualifications, limitations or restrictions, as shall be set forth in the resolutions providing therefor and which are permitted by the General Corporation Law of the State of Delaware. The Company currently has no outstanding shares of preferred stock.
Upon the Company’s liquidation, dissolution or winding up, holders of the Preferred Stock would be entitled to a liquidation preference equal to the greater of (a) $3,000 per share of Preferred Stock and (b) the per share amount, as determined in good faith by the Company’s board of directors, of all cash and other property to be distributed in respect of the common stock a holder of one share of Preferred Stock would have been entitled to had it converted such Preferred Stock immediately prior to the date fixed for such liquidation, dissolution or winding up. Please see “— Liquidation Preference” below.
The Preferred Stock is subject to mandatory conversion, as described below under “—Mandatory Conversion,” but is not redeemable by the Company.

Ranking
The Preferred Stock, with respect to dividend rights and rights upon liquidation, winding up or dissolution, ranks:
•	junior to all of the Company’s existing and future debt obligations;
•	junior to “senior stock,” which is any class or series of the Company’s capital stock established after issuance of the Preferred Stock that has terms which expressly provide that such class or series ranks senior to the Preferred Stock;
•	on a parity with “parity stock,” which is any class or series of the Company’s capital stock that has terms which provide that such class or series will rank on a parity with the Preferred Stock; and
•	senior to “junior stock,” which is the Company’s common stock and any class or series of the Company’s capital stock that has terms which do not expressly provide that such class or series will rank senior to or on a parity with the Preferred Stock.
Dividends
Holders of the shares of Preferred Stock will be entitled to receive, when, as and if declared by the Company’s board of directors, out of funds legally available for payment, cumulative cash dividends on each outstanding share of Preferred Stock at the annual rate of 7.0% of the purchase price per share ($1,000). The dividend rate is equivalent to $70.00 per share annually. The right of holders of the shares of Preferred Stock to receive dividend payments is subject to the rights of any holders of shares of senior stock and parity stock.
Dividends are payable quarterly in arrears on March 31, June 30, September 30 and December 31 of each year, beginning on September 30, 2009. If any of those dates is not a business day, then dividends will be payable on the next succeeding business day. Dividends will accumulate on a daily basis from the date of original issuance of the Preferred Stock and, if not paid on the succeeding dividend payment date, will cumulate additional dividends on any cumulated but unpaid dividends at the annual rate until paid. Dividends are payable to holders of record as they appear in the Company’s stock records at the close of business on March 15, June 15, September 15 and December 15 of each year or on a record date that may be fixed by the Company’s board of directors and that will be not more than 60 days nor fewer than 10 days before the applicable quarterly dividend payment date. Dividends will cumulate regardless of whether the Company has funds legally available for the payment of those dividends and regardless of whether the board of directors declares the dividends. On the third anniversary of the first date on which any shares of Preferred Stock are issued and outstanding, dividends on the Preferred Stock will cumulate only upon dividends that were accumulated and unpaid, if any, on such date. After such date, holders of Preferred Stock will not be entitled to receive any dividends on the Preferred Stock, other than dividends that were accumulated and unpaid immediately prior to such date and dividends that continue to cumulate upon such unpaid dividends.
Dividends payable on the shares of Preferred Stock, or amounts determined with respect thereto, for any period shorter or longer than a full quarterly period will be computed on the basis of a 360-day year consisting of twelve 30-day months. Dividends on the shares of Preferred Stock will be payable only in cash.

For so long as the Preferred Stock is outstanding, (1) the Company will not declare, pay or set apart funds for the payment of any dividend or other distribution with respect to any junior stock or parity stock and (2) neither the Company nor any of its subsidiaries will redeem, repurchase or otherwise acquire for consideration junior stock or parity stock through a sinking fund or otherwise, in each case, unless the Company has paid or set apart funds for the payment of all accumulated and unpaid dividends with respect to the shares of the Preferred Stock and any parity stock for all preceding dividend periods. As an exception to clause (2), the Company will be able to redeem, repurchase or otherwise acquire for consideration junior stock or parity stock if the consideration for such redemption, repurchase or other acquisition is solely junior stock.
Holders of the Preferred Stock will not have any right to receive dividends that the Company may declare on the Company’s common stock. The right to receive dividends declared on the Company’s common stock will be realized only after conversion of such holder’s shares of Preferred Stock into shares of the Company’s common stock.
Conversion Rights
Holders of the Preferred Stock may convert shares of Preferred Stock into fully paid and nonassessable shares of the Company’s common stock at an initial conversion rate of 390.625 shares of common stock per one share of Preferred Stock (with a corresponding initial conversion price of $2.56), subject to adjustments as described under “— Adjustments to the Conversion Rate” below. However, no share of Preferred Stock will be convertible into shares of the Company’s common stock prior to the earlier of the third anniversary of the first date on which any shares of Preferred Stock are issued and outstanding or the expiration of the standstill provisions included in the Investment Agreement, unless (1) a member of the Investor Group (as defined below) provides a written certification to the Company specifying the total number of issued and outstanding shares of the Company’s common stock beneficially owned by such Investor Group and (2) immediately after giving effect to such conversion, such Investor Group would not beneficially own a number of shares of the Company’s common stock exceeding 35% of the total number of the Company’s issued and outstanding shares of common stock held by all stockholders, provided that this restriction will not apply if the Company has given prior written consent to such conversion, which the Company has agreed to give under certain limited circumstances specified in the Investment Agreement.
If a holder of shares of Preferred Stock exercises conversion rights, the holder will be entitled to receive, within five business days after the conversion date, an amount equal to all accumulated and unpaid dividends on the converted shares of Preferred Stock, whether or not declared prior to that date, through the conversion date, and such shares will cease to accumulate any dividends as of the end of the day immediately preceding the conversion date. If a holder of shares of Preferred Stock exercises conversion rights during the period commencing on the close of business on any record date corresponding to a dividend payment date and ending at the close of business on the business day immediately preceding such dividend payment date, the holder on such dividend payment record date will receive the dividends declared and paid with respect to such dividend payment date, but the amount that the holder of shares of Preferred Stock exercising conversion rights during such period will be entitled to receive in respect of accumulated and unpaid dividends will be reduced by the amount of dividends that will be paid on the dividend payment date to the holder as of such dividend record date (and if such accumulated and unpaid dividends are less than such amount of dividends to be paid on the dividend payment date, then the shares of Preferred Stock surrendered for conversion must be accompanied by a payment to the Company in cash of an amount equal to the shortfall). A holder of shares of Preferred Stock on a dividend payment record date who converts such shares into shares of the Company’s common stock on the corresponding dividend payment date will be entitled to receive the dividend payable on such shares of Preferred Stock on such dividend payment date. To the extent the Company is not legally permitted to pay all amounts contemplated above upon conversion, the Company will pay such amounts as soon as the Company may legally do so.

In connection with the conversion of any shares of Preferred Stock, no fractional shares of common stock will be issued, but the Company will pay a cash adjustment in respect of any fractional interest in an amount equal to the fractional interest multiplied by the closing sale price of the Company’s common stock on the date the shares of Preferred Stock are surrendered for conversion. If more than one share of Preferred Stock will be surrendered for conversion by the same holder at the same time, the number of whole shares of common stock issuable on conversion of those shares will be computed on the basis of the total number of shares of Preferred Stock so surrendered.
The certificate of designations requires the Company, at all times after the first date on which any shares of Preferred Stock are issued and outstanding, to reserve and keep available, free from preemptive rights, for issuance upon the conversion of shares of Preferred Stock a number of authorized but unissued shares of common stock that will from time to time be sufficient to permit the conversion of all outstanding shares of Preferred Stock.
Adjustments to the Conversion Rate
The conversion rate is subject to adjustment from time to time if any of the following events occur:
•	the issuance of common stock as a dividend or distribution on the Company’s common stock;
•	certain subdivisions and combinations of the Company’s common stock;
•	the issuance to all holders of the Company’s common stock of certain rights or warrants to purchase common stock (or securities convertible into common stock) at a price per share less than (or having a conversion price per share less than) the closing sale price of a share of common stock on the trading day immediately preceding the record date, provided that no such adjustment shall be made for the rights of holders of the Company’s common stock to participate in the rights offering described herein;
•	the dividend or other distribution to all holders of the Company’s common stock of shares of the Company’s capital stock (other than common stock) or evidences of indebtedness or assets (including securities, but excluding (1) those rights and warrants referred to above or (2) dividends or distributions (x) paid exclusively in cash, (y) of common stock or (z) of capital stock of or relating to one of the Company’s subsidiaries);
•	the dividend or distribution to all or substantially all holders of the Company’s common stock consisting of capital stock of, or similar equity interests in, a subsidiary or other business unit of ours, unless the Company distributes such capital stock or equity interests to holders of the Preferred Stock in such distribution on the same basis as they would have received had they converted their shares of Preferred Stock into shares of common stock immediately prior to such distributions;
•	distributions consisting exclusively of cash to all holders of shares of the Company’s common stock (excluding any dividend or distribution in connection with the Company’s liquidation, dissolution or winding up, whether voluntary or involuntary);

•	the Company or one of its subsidiaries makes a payment in respect of a tender offer or exchange offer for the Company’s common stock to the extent that the cash and value of any other consideration included in the payment per share of common stock exceeds the closing sale price per share of common stock on the trading day next succeeding the last date on which tenders or exchanges may be made pursuant to such tender or exchange offer; or
•	the Company issues or sells any common stock (other than (1) shares of common stock to be issued to the Company’s employees, officers and directors and (2) those dividends or distributions referred to in the first, second, third and fourth bullet points above) without consideration or for consideration per share less than the conversion price in effect immediately prior to such issuance or sale.
No adjustment in the conversion rate (except in the case of the sixth bullet point above) will be required unless such adjustment would require a change of at least 0.5% in the conversion rate then in effect at such time. Any adjustment that would otherwise be required to be made shall be carried forward and taken into account in any subsequent adjustment, provided that with respect to adjustments to be made to the conversion price in connection with cash dividends paid by the Company, the Company will make such adjustments, regardless of whether the aggregate adjustments amount to 0.5% or more of the conversion price. Except as stated above, the conversion rate will not be adjusted for the issuance of common stock or any securities convertible, exercisable or exchangeable into common stock.
“Trading day” means a day during which trading in securities generally occurs on the New York Stock Exchange or, if the Company’s common stock is not listed on the New York Stock Exchange, on the principal other national or regional securities exchange on which the Company’s common stock is then listed or, if the Company’s common stock is not listed on a national or regional securities exchange, on the principal other market on which the Company’s common stock is then traded or, if the Company’s common stock is not so traded on a principal other market, on the New York Stock Exchange.
The “closing sale price” of the Company’s common stock or other capital stock or similar equity interests on any date means the closing sale price per share (or if no closing sale price is reported, the average of the closing bid and ask prices or, if more than one in either case, the average of the average closing bid and the average closing ask prices) on such date as reported on the New York Stock Exchange or such other national or regional exchange or market on which the Company’s common stock or such other capital stock or similar equity interests are then listed or quoted. In the absence of such quotations, the Company’s board of directors will be entitled to determine the closing sale price in good faith on the basis it considers appropriate. The closing sale price shall be determined without reference to any extended or after hours trading.
“Current market price” of the Company’s common stock on any day means the average of the daily closing sale prices per share of common stock for each of the ten consecutive trading days ending on the earlier of the trading day immediately preceding such date of determination and the day before the “ex-date” with respect to the issuance, distribution, subdivision or combination requiring such computation. For purposes of this paragraph, “ex-date,” (1) when used with respect to any issuance or distribution, means the first date on which the shares of common stock trade, regular way, on the relevant exchange or in the relevant market from which the closing sale price was obtained without the right to receive such issuance or distribution, and (2) when used with respect to any subdivision or combination of shares of common stock, means the first date on which the shares of common stock trade, regular way, on such exchange or in such market after the time at which such subdivision or combination becomes effective.

In the event of any recapitalization, reclassification or change of the outstanding shares of the Company’s common stock, consolidation, conversion, merger or combination, sale, lease or other transfer to a third party of the Company’s and the Company’s subsidiaries’ consolidated assets substantially as an entirety, or any statutory share exchange, in each case as a result of which the Company’s common stock would be converted into, or exchanged for, stock, other securities, other property or assets (including any combination thereof), holders of shares of Preferred Stock will be entitled to receive the same kind and amount of shares of stock, other securities or other property or assets (including cash) that they would have been entitled to receive if they had converted the Preferred Stock into common stock immediately prior to any of these events. If the holders of the Company’s common stock have the opportunity to elect the form of consideration to be received in the transactions described above, the property into which the Preferred Stock will be convertible will be deemed to be the weighted average of the types of consideration received by the holders of the Company’s common stock who affirmatively make such an election.
Mandatory Conversion
At any time on or after the fifth anniversary of the first date on which any shares of Preferred Stock are issued and outstanding, the Company may at its option cause the Preferred Stock, in whole but not in part, to be automatically converted into that number of whole, fully paid and non-assessable shares of common stock at the then prevailing conversion rate, plus any cash payment for fractional shares. The Company may exercise this right only if the closing sale price of the Company’s common stock equals or exceeds 300% of the then prevailing conversion price for the 30 consecutive trading days prior to the Company’s issuance of a press release announcing the mandatory conversion as described below.
To exercise the mandatory conversion right described above, the Company must issue a press release for publication on the Dow Jones News Service or Bloomberg Business News (or another broadly disseminated news or press release service selected by the Company if either such service is not available) prior to the opening of business on the first trading day following any date on which the conditions described in the preceding paragraph are met, announcing such a mandatory conversion. The Company will also give notice by mail or by publication (with subsequent prompt notice by mail) to the holders of the Preferred Stock (which notice or publication shall be given not more than four business days after the date of the press release) of the mandatory conversion announcing the Company’s intention to convert the Preferred Stock. The conversion date will be a date selected by the Company, which the Company will refer to as the Mandatory Conversion Date, and will be no more than 10 days after the date on which the Company issues the press release described above. In addition to any information required by applicable law or regulation, the press release and notice of a mandatory conversion shall state, as appropriate:
•	the Mandatory Conversion Date;
•	the number of shares of common stock to be issued upon conversion of each share of Preferred Stock; and
•	that dividends on the Preferred Stock to be converted will cease to accrue on the Mandatory Conversion Date.
On and after the Mandatory Conversion Date, dividends will cease to accrue on the Preferred Stock called for a mandatory conversion and all rights of holders of such Preferred Stock will terminate except for the right to receive the whole shares of common stock issuable upon conversion thereof, plus any cash payment for fractional shares.

The Company may not authorize, issue a press release or give notice of any mandatory conversion unless, prior to giving the conversion notice, all accumulated and unpaid dividends on the Preferred Stock for dividend payment dates ending prior to the date of such conversion notice shall have been paid in cash.
Voting Rights
Holders of shares of Preferred Stock will not have any voting rights except as described below or as otherwise required from time to time by law. Generally, the Preferred Stock will vote together with the common stock on an as-converted basis, but the number of votes per share of Preferred Stock will be subject to reduction as described below. Generally, the voting rights in respect of Preferred Stock held by any person or group will be limited such that the votes attributable to such shares of Preferred Stock shall not, when aggregated with any votes in respect of the Company’s common stock held by such person or group, entitle such person or group to a number of votes that would exceed 35% of all the votes to be cast by all stockholders, including holders of the Company’s common stock. Specifically, each share of Preferred Stock held by any member of an Investor Group will entitle the holder thereof to the number of votes equal to the Adjusted Voting Number applicable to shares of Preferred Stock held by members of such Investor Group. Furthermore, holders of Preferred Stock will otherwise have voting rights and powers equal to the voting rights and powers of the common stock (except as otherwise expressly provided in the certificate of designations or as required by law, voting together with the common stock as a single class) and shall be entitled to notice of any stockholders’ meeting in accordance with the Company’s bylaws. Fractional votes will not, however, be permitted and any fractional voting rights resulting from the Adjusted Voting Number calculation (after aggregating all shares into which shares of Preferred Stock held by each holder could be converted) will be rounded to the nearest whole number (with one-half being rounded upward).
“Adjusted Voting Number” means, with respect to any share of Preferred Stock held by any member of an Investor Group, the lesser of (a) the conversion rate and (b) the quotient of the Maximum Aggregate Preferred Investor Group Votes divided by the total number of issued and outstanding shares of Preferred Stock held by such Investor Group.
“Investor Group” means any holder of the Preferred Stock and such affiliates of such holder who are deemed to beneficially own the common stock or Preferred Stock beneficially owned by such holder of Preferred Stock, and any person with whom such holder of Preferred Stock or any such affiliates would constitute a “group” within the meaning of Section 13(d) of the Securities Exchange Act of 1934 with respect to the Company’s common stock or the Preferred Stock.
“Maximum Aggregate Preferred Investor Group Votes” means, with respect to votes that may be cast by members of an Investor Group, a number of votes equal to the difference between (a) the product of (i) the total number of issued and outstanding shares of the Company’s common stock held by all stockholders times (ii) a fraction, the numerator of which is 0.35 and the denominator of which is 0.65 and (b) the product of (i) the total number of issued and outstanding shares of the Company’s common stock beneficially owned by such Investor Group (excluding for such purpose the common stock acquirable upon conversion of the Preferred Stock until so converted) times (ii) a fraction, the numerator of which is 1 and the denominator of which is 0.65.

The affirmative vote of holders of a majority of the outstanding shares of Preferred Stock, voting as a single class, at an annual or special meeting of the Company’s stockholders, or by written consent, will be required to (1) approve the issuance of any senior stock subsequent to the first date on which any shares of Preferred Stock are issued and outstanding, (2) approve a merger, conversion, statutory share exchange, sale of substantially all the assets or liquidation of the Company, in each case, occurring prior to the third anniversary of the first date on which any shares of Preferred Stock are issued and outstanding, (3) alter, repeal or amend, whether by merger, consolidation, combination, reclassification or otherwise, any provisions of the certificate of designations, or (4) alter, repeal or amend, whether by merger, consolidation, combination, reclassification or otherwise, any provision of the Company’s amended and restated certificate of incorporation (other than the certificate of designations), if such action would amend, alter or affect the powers, preferences or special rights of the Preferred Stock so as to adversely affect the holders of Preferred Stock, including the creation of, or increase in the authorized number of, shares of any class or series of senior stock, provided, however, that any increase in the amount of authorized common stock or authorized preferred stock (but excluding any increase in the authorized Preferred Stock) or the creation and issuance of any class or series of common stock, other junior stock or parity stock, will not be deemed to adversely affect the powers, preferences or special rights of the Preferred Stock.
A holder of shares of Preferred Stock will not be entitled to cast any vote together with the holders of the Company’s common stock unless such holder of Preferred Stock provides a written certification to the Company specifying (1) the total number of issued and outstanding shares of common stock and (2) the total number of issued and outstanding shares of Preferred Stock beneficially owned by any Investor Group of which such holder is a member.
Liquidation Preference
Upon any voluntary or involuntary liquidation, dissolution or winding up of the Company resulting in a payment or distribution of assets to the holders of any class or series of the Company’s capital stock, before any payment or distribution is made to the holders of any junior stock, including common stock, but after any payments or distributions on any of the Company’s indebtedness and to holders of the Company’s senior stock, each holder of shares of Preferred Stock will be entitled to payment out of the Company’s assets available for distribution to stockholders of an amount equal to the greater of (1) $3,000 per share of Preferred Stock and (2) the per share amount, as determined in good faith by the Company’s board of directors, of all cash and other property to be distributed in respect of the Company’s common stock a holder of one share of Preferred Stock would have been entitled to if the holder had converted such Preferred Stock immediately prior to the date fixed for such liquidation, dissolution or winding up of the Company, in both cases plus an amount equal to all accumulated and unpaid dividends (regardless of whether declared) on those shares to the date of final payment or distribution to such holders. After payment in full of the liquidation preference and an amount equal to all accumulated and unpaid dividends to which holders of shares of Preferred Stock are entitled, holders will not be entitled to any further payment or other participation in any distribution of the Company’s assets. If, upon any voluntary or involuntary liquidation, dissolution or winding up of the Company, the amounts payable with respect to shares of Preferred Stock and all other parity stock are not paid in full, holders of shares of Preferred Stock and holders of the parity stock will share equally and ratably in any distribution of the Company’s assets in proportion to the respective amounts that would be payable on such shares of Preferred Stock and any other parity stock if all amounts payable to such holders were paid in full.
None of the voluntary sale, conveyance, exchange or transfer, for cash, shares of stock, securities or other consideration, of all or substantially all of the Company’s property or assets, the consolidation, merger or amalgamation of the Company with or into any corporation, or the consolidation, merger or amalgamation of any corporation with or into the Company will be deemed to be a voluntary or involuntary liquidation, dissolution or winding up of the Company.

The Company is not required to set aside any funds to protect the liquidation preference of the shares of Preferred Stock, although the liquidation preference will be substantially in excess of the par value of the shares of the Preferred Stock.
The foregoing description of the Preferred Stock does not purport to be complete and is qualified in its entirety by reference to the form of Certificate of Designations for the Preferred Stock, which is included as Annex I to the Investment Agreement (filed as Exhibit 4.1 hereto), and is incorporated herein by reference. The Certificate of Designations provides further information regarding the terms of the Preferred Stock.
Credit Facility Amendment
On May 20, 2009, the Company entered into a Fourth Amendment (the “Fourth Amendment”) to its existing Second Amended and Restated Credit Agreement dated as of April 26, 2007 (the “Credit Agreement”), by and among the Company, as borrower, the subsidiary guarantors party thereto, Royal Bank of Canada, as administrative agent and collateral agent, and the lenders party thereto.
The Fourth Amendment, among other things, amends the Credit Agreement to allow (i) Lime Rock to acquire shares of the Company’s stock pursuant to the Investment Agreement or convert the Preferred Stock without triggering a “Change of Control” under the Credit Agreement, (ii) the Company to pay cash dividends on the Preferred Stock, provided that the Company is not in default under the Credit Agreement and outstanding loans and obligations in respect of letters of credit do not exceed the then effective borrowing base and (iii) the Company to reduce indebtedness under the Company’s senior notes with proceeds from the rights offering and sale of Preferred Stock.
The foregoing description of the Fourth Amendment does not purport to be complete and is qualified in its entirety by reference to the Fourth Amendment, which is filed as Exhibit 10.1 hereto, and is incorporated herein by reference.
Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
On January 23, 2009, Allis-Chalmers Drilling LLC, as borrower (the “Borrower”) and the Company, as guarantor, entered into a Master Loan and Security Agreement (the “Loan Agreement”) with Caterpillar Financial Services Corporation (“Cat Financial”) pursuant to which Cat Financial agreed to make loans to the Borrower in the aggregate principal amount not to exceed $29,000,000 for the purpose of purchasing certain drilling equipment (the “Equipment”) from Stewart & Stevenson Canada Inc. (“Stewart & Stevenson”). The Loan (as defined herein) under the Loan Agreement is evidenced by a fixed rate Schedule of Indebtedness (the “Schedule”) payable to Cat Financial, a form of which is attached as Exhibit A-2 to the Loan Agreement. The Borrower’s obligations under the Loan Agreement are secured by a first priority continuing security interest in the Equipment.
An event of default under the Loan Agreement will exist if any of the following occur:
•	the Borrow fails to pay any portion of (i) principal owing under a Schedule when due, or (ii) within three business days after the same becomes due, any interest under a Schedule;

•	any representation, warranty or other statement by the Borrower or the Company is proved false or misleading in any material respect;

•	the Borrower or the Company fails to perform any covenant contained in any agreement, instrument, document and certificate, including each Schedule, any security agreement, lien agreement and any guaranty agreement executed by the Borrower or the Company with respect to the transactions contemplated by the Loan Agreement (the “Transaction Documents”) and the failure or default continues for 30 days after the earlier of (i) the date notice has been given to the Borrower by Cat Financial or (ii) the date the Borrower knew or reasonably should have known of such failure or default;

•	there is any default by the Borrower or the Company under any other Transaction Document, agreement, document or instrument to which the Borrower or the Company and Cat Financial are parties and such default continues for 30 days after the earlier of (i) the date notice has been given to the Borrower by Cat Financial or (ii) the date the Borrower knew or reasonably should have known of such default;

•	the Borrower fails to make payment due on indebtedness with a principal amount of $1,000,000 or more or the Company fails to make any payment due on any indebtedness with a principal amount of $5,000,000 or more or any event occurs that causes such indebtedness to become due prior to its stated maturity;

•	a bankruptcy, receivership, or liquidation of the Borrower or the Company;

•	the Borrower or the Company makes a general assignment for the benefit of creditors, or admits in writing its inability to pay debts as they become due;

•	there is a material cross-default with any other credit agreement to which the Borrower or the Company is a party;

•	there is a cessation of a substantial part of the business of the Borrower or the Company or the Borrower or the Company loses any license or permit that is necessary to the continued lawful operation of its business;

•	the Borrower or the Company challenges or contests in any action, suit or proceeding the validity or enforceability of any Transaction Document, the obligations under the Loan Agreement or the perfection or priority of any lien for the benefit of Cat Financial;

•	the Company attempts to revoke its guaranty or is in default under its guaranty or the guaranty ceases to remain in full force and effect;

•	any governmental authorization necessary, if any, to enable the Borrower or the Company to perform its obligations under the Transaction Documents is revoked and it would reasonably be expected to have a material adverse effect on the business and financial condition of the Borrower or the Company;

•	the Guarantor defaults under the Credit Agreement; and

•	the Equipment is sold, transferred or disposed of by the Borrower or any part of the Equipment is lost, stolen, materially damaged, levied on, seized or attached.

On May 22, 2009, the Borrower borrowed the principal sum of $25,000,000 (the “Loan”) under the Loan Agreement, the proceeds of which are being used by the Borrower to purchase two Stewart & Stevenson drilling rigs, which contain Caterpillar Inc. engines and transmissions. The remaining $4,000,000 of the facility was not utilized by the Borrower and such commitment by Cat Financial will expire on May 30, 2009. Interest on the principal balance of the Loan will accrue at a per annum rate equal to 9.00% (the “Base Rate”). Quarterly payments of principal and interest in the amount of $1,359,505.72 will be made commencing three months from the date of the Loan and then on the same day of each third month thereafter for a total of 24 payments. Interest will be calculated on the basis of a 30 days month elapsed over a year of 360 days. In the event any amount of principal and interest on the Loan is not paid in full when due, the Borrower must pay to Cat Financial interest on the unpaid amount for the period from the date the amount became due until the amount is paid in full at an interest rate per annum equal to 2% per annum above the Base Rate. The Borrower may prepay the balance of the Loan on a scheduled payment date provided that, during the first 3 loan years any prepayment must be in whole and not in part and the Borrower pays a prepayment premium equal to the sum of (i) 3% of the remaining principal balance if the prepayment is made during the first year of the Loan, (ii) 2% of the remaining principal balance if the prepayment is made during the second year of the Loan, and (iii) 1% of the remaining principal balance if the prepayment is made during the third year of the Loan.
The foregoing description of the Loan Agreement does not purport to be complete and is qualified in its entirety by reference to the Loan Agreement, which is filed as Exhibit 10.2 hereto, and is incorporated herein by reference.
Item 3.02 Unregistered Sales of Equity Securities
As described in Item 1.01 above, pursuant to the Investment Agreement, the Company has agreed to sell to Lime Rock shares of common stock and shares of Preferred Stock. The offer and sale of the shares of common stock through the Backstop Commitment and the shares of Preferred Stock through the Preferred Stock Purchase Commitment are being made in reliance an exemption from registration under the Securities Act of 1933, as amended, pursuant to Section 4(2) thereof. The terms of conversion of the Preferred Stock are set forth in Item 1.01 above. The information in Item 1.01 above is incorporated into this Item 3.02 by reference.
Item 8.01 Other Events
On May 20, 2009, the Company announced the rights offering, the entry into the Investment Agreement and the tender offers. A copy of the press release is filed as Exhibit 99.1 hereto and is incorporated herein by reference.
Forward Looking Statements
This Current Report on Form 8-K contains forward-looking statements (within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934) regarding the Company’s business, financial condition, results of operations and prospects. Words such as expects, anticipates, intends, plans, believes, seeks, estimates and similar expressions or variations of such words are intended to identify forward-looking statements, but are not the exclusive means of identifying forward-looking statements in this press release.
Although forward-looking statements in this press release reflect the good faith judgment of the Company’s management, such statements can only be based on facts and factors that the Company’s management currently knows. Consequently, forward-looking statements are inherently subject to risks and uncertainties, and actual results and outcomes may differ materially from the results and outcomes discussed in the forward-looking statements. Factors that could cause or contribute to such differences in results and outcomes include, but are not limited to, demand for oil and natural gas drilling services in the areas and markets in which the Company operates, competition, obsolescence of products and services, the ability to obtain financing to support operations, environmental and other casualty risks, and the effect of government regulation.

Further information about the risks and uncertainties that may affect the Company’s business are set forth in the Company’s most recent filing on Form 10-K (including, without limitation, in the “Risk Factors” section) and in its other SEC filings and publicly available documents. The Company urges readers not to place undue reliance on these forward-looking statements, which speak only as of the date of this report. The Company undertakes no obligation to revise or update any forward-looking statements in order to reflect any event or circumstance that may arise after the date of this report.
Item 9.01 Financial Statements and Exhibits
(d)	Exhibits:

Exhibit No.	Description

4.1	Investment Agreement, dated May 20, 2009, between Allis-Chalmers Energy Inc. and Lime Rock Partners V, L.P.

10.1
Fourth Amendment to Second Amended and Restated Credit Agreement, dated May 20, 2009, by and among Allis-Chalmers Energy Inc., the subsidiary guarantors party thereto, Royal Bank of Canada, as Administrative Agent and Collateral Agent, and the lenders party thereto.

10.2
Master Loan and Security Agreement, dated as of January 23, 2009, by and among Allis-Chalmers Drilling LLC, as borrower, Allis-Chalmers Energy Inc., as guarantor, and Caterpillar Financial Services Corporation, as lender.

99.1	Press release, dated May 20, 2009.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALLIS-CHALMERS ENERGY INC.
By:	/s/ Victor M. Perez
	Name:	Victor M. Perez
	Title:	Chief Financial Officer
Dated: May 27, 2009

EXHIBIT INDEX

Exhibit No.	Description

4.1	Investment Agreement, dated May 20, 2009, between Allis-Chalmers Energy Inc. and Lime Rock Partners V, L.P.

10.1
Fourth Amendment to Second Amended and Restated Credit Agreement, dated May 20, 2009, by and among Allis-Chalmers Energy Inc., the subsidiary guarantors party thereto, Royal Bank of Canada, as Administrative Agent and Collateral Agent, and the lenders party thereto.

10.2
Master Loan and Security Agreement, dated as of January 23, 2009, by and among Allis-Chalmers Drilling LLC, as borrower, Allis-Chalmers Energy Inc., as guarantor, and Caterpillar Financial Services Corporation, as lender.

99.1	Press release, dated May 20, 2009.